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                        Consent of Independent Auditors


We consent to the reference to our firm under the captions "Experts" and to the use of our reports dated February 7, 1997, to the financial statements of Security Benefit Life Insurance Company and Subsidiaries and the financial statements of Variable Annuity Account VIII included in Amendment No. 1 to the Registration Statement on (Form N-4 No. 333-23723) and the related Statement of Additional Information accompanying the Prospectus of Variflex Signature Variable Annuity.




                                                               Ernst & Young LLP

Kansas City, Missouri
October 15, 1997